Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100

Cohu Announces Upsize and Pricing of
1.50% Convertible Senior Notes Offering

●	Opportunistic capital raise with proceeds used to enhance strategic flexibility
●

A portion of the proceeds to be used to purchase capped calls intended to offset any share dilution up to a 100% premium to the last reported sale price per share of Cohu’s common stock on the date of pricing

POWAY, Calif., September 24, 2025 - Cohu, Inc. (NASDAQ: COHU) (“Cohu” or the “Company,” “we” or “our”), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today announced the pricing of $260.0 million aggregate principal amount of 1.50% convertible senior notes due 2031 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Cohu also granted the initial purchasers of the Notes an option to purchase up to an additional $27.5 million aggregate principal amount of the Notes, for settlement by (and including) October 3, 2025. The aggregate principal amount of the offering was increased from the previously announced offering size of $200.0 million (or $230.0 million if the initial purchasers exercise their option to purchase the option in full). The offering of the Notes is expected to close on September 29, 2025, subject to customary closing conditions.

The Notes

The Notes will be Cohu’s senior unsecured obligations. The Notes will mature on January 15, 2031, unless earlier converted, redeemed or repurchased. The Notes will bear interest at a rate of 1.50% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026.

Prior to the close of business on the business day immediately preceding October 15, 2030, noteholders will have the right to convert their Notes only upon the occurrence of certain events. On or after October 15, 2030, noteholders may convert all or any portion of their Notes at any time at their election until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, Cohu will satisfy its conversion obligations by paying cash up to the aggregate principal amount of the Notes to be converted and paying and/or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate for the Notes is 36.7975 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $27.1758 per share of common stock), which represents an approximately 32.50% conversion premium over the last reported sale price of $20.51 per share of Cohu’s common stock on The Nasdaq Stock Market on September 24, 2025 (the “Reference Price”). The conversion rate (and accordingly the conversion price) is subject to adjustment upon the occurrence of certain events. In addition, upon certain corporate events or upon a notice of redemption (as described below), Cohu will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such a corporate event or convert their Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Notes will not be redeemable before January 22, 2029. The Notes will be redeemable, in whole or in part, for cash at Cohu’s option at any time, and from time to time, on or after January 22, 2029 and prior to the 51st scheduled trading day immediately preceding the maturity date, if (1) the Notes are “freely tradable” (as will be defined in the indenture for the Notes), and certain accrued and unpaid additional interest, if any, has been paid in full, as of the first interest payment date occurring on or before the date Cohu sends such notice and (2) the last reported sale price per share of Cohu’s common stock has been at least 130% of the conversion price for a specified period of time. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as will be defined in the indenture for the Notes) occurs, then, subject to limited exceptions, noteholders may require Cohu to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. Cohu intends to use (i) approximately $28.4 million of the net proceeds from this offering to enter into the capped call transactions described below and (ii) any remaining net proceeds from this offering for general corporate purposes.

If the option granted to the initial purchasers to purchase additional Notes is exercised, Cohu intends to use a portion of the net proceeds from the sale of such additional Notes to enter into additional capped call transactions and any remaining net proceeds for general corporate purposes.

Capped Call Transactions

In connection with the pricing of the Notes, Cohu has entered into privately negotiated capped call transactions with certain of the initial purchasers of the Notes or their respective affiliates and/or certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Cohu’s common stock initially underlying the Notes. The cap price of the capped call transactions is initially $41.02 per share of Cohu’s common stock, representing a premium of 100% above the Reference Price, and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions are generally expected to reduce the potential dilution to Cohu’s common stock upon any conversion of the Notes and/or offset any potential cash payments Cohu is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional Notes, Cohu expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, Cohu expects the option counterparties or their respective affiliates to enter into various derivative transactions with respect to Cohu’s common stock and/or purchase shares of Cohu’s common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Cohu’s common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Cohu’s common stock and/or purchasing or selling Cohu’s common stock or other securities of Cohu in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the observation period related to a conversion of the Notes, in connection with any fundamental change repurchase or redemption of the Notes and, to the extent Cohu unwinds a corresponding portion of the capped call transactions, following any other repurchase of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Cohu’s common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes.

The Notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and any shares of Cohu’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any state securities law, and the Notes and any such shares may not be offered or sold absent registration under, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the Notes or any shares of Cohu’s common stock, nor shall there be any offer, solicitation or sale of any Notes or any such shares of Cohu’s common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Cohu

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market.

Forward-Looking Statements

Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate,” “feeling” or other similar expressions and include all statements with regard to the completion of the proposed offering, the intended use of proceeds and the anticipated effects of entering into the capped call transactions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: new product investments and product enhancements which may not be commercially successful; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; recent erosion in mobile, automotive and industrial market sales; our ability to manage and deliver high quality products and services; failure of sole source contract manufacturer or our ability to manage third-party raw material, component and/or service providers; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is intensely competitive, subject to rapid technological changes, and experiences consolidation of key customers for semiconductor test equipment; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; our relationships with customers may deteriorate; loss of key personnel; risks of using artificial intelligence within Cohu’s product developments and business; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including related economic impacts; levels of debt; access to sufficient capital on reasonable or favorable terms; foreign operations and related currency fluctuations; required or desired accounting charges and the cost or effectiveness of accounting controls; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; significant goodwill and other intangibles as percentage of our total assets; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; risks associated with acquisitions, investments and divestitures such as integration and synergies; constraints related to corporate governance structures; share repurchases and related impacts; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory changes and including environmental or tax law changes; significant volatility in our stock price; the risk of cybersecurity breaches; enforcing or defending intellectual property claims or other litigation.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106